Exhibit 23
                                                     ----------










              Consent of Independent Accountants





We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-53333 and No. 333-53309) of UniSource Energy Corporation of our report dated June 21, 2002 relating to the financial statements of the Tucson Electric Power Company 401(k) Plan, which appears in this Form 11-K.





PricewaterhouseCoopers LLP
Los Angeles, California
June 25, 2002